UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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FIRST UNITED CORPORATION
(Name of Registrant as Specified in Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNTIY PARTNERS I LP J. ABBOTT R. COOPER MICHALE J. DRISCOLL, ED.D ETHAN C. ELZEN LISA NARRELL-MEAD
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Driver Management Company LLC, together with the other participants named herein (collectively, “Driver”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming annual meeting of shareholders of First United Corporation, a Maryland corporation (the “Company”).

On May 19, 2020, Driver sent the following email to subscribers of www.RenovateMyBank.com:

Evidence exposes First United’s lies and meddling with shareholder rights

Fellow Shareholders,

Documents2 that we received on Friday from the Maryland Commissioner clearly show that:

•	First United instigated the Maryland Commissioner’s investigation into Driver’s purchase of the Company’s common shares with the express intent of invalidating our nomination of director candidates and stripping our voting rights for five years;
•	First United affirmatively sought to hide its collusion with the Maryland Commissioner while publicly lying (including in proxy solicitation materials and a press release this week) about the extent of its lobbying and coordinated actions with state regulators; and
•	First United contemplated reporting other shareholders to regulators after they expressed their discontent through public and private channels.

1 https://www.renovatemybank.com/

2 https://renovatemybank.com/wp-content/uploads/2020/05/DOCUMENTS_5.18.20.pdf

It is almost hard to believe that First United’s dismal corporate governance and poor treatment of shareholders is actually far more shocking than anyone could have imagined.

The e-mails3 between First United’s attorney—Andrew Bulgin—and the Maryland Commissioner paint the picture of a paranoid, self-interested Board far more focused on retaining power and harming Driver than anything else.

First United fundamentally fails to understand what it means to be a public company and to be accountable to shareholders.

Vote the WHITE card to bring sorely-needed change to the boardroom. Our highly-qualified nominees – Michael J. Driscoll, Ed.D, Ethan C. Elzen and Lisa Narrell-Mead – will protect and champion shareholder rights.

Sincerely,

/s/ Abbott Cooper
Abbott Cooper

Managing Member

Driver Management Company LLC

3 https://renovatemybank.com/wp-content/uploads/2020/05/FUNC-and-MD-Commissioner_5.18.20_FINAL.pdf

Presentation: First United’s Desperate Lobbying

Read the evidence4 that proves First United embarked on an extraordinary exercise to entrench its Board and subvert the change desired by a growing number of shareholders.

4 https://renovatemybank.com/wp-content/uploads/2020/05/FUNC-and-MD-Commissioner_5.18.20_FINAL.pdf

View all the Evidence

We have made the 30 pages of evidence5 publicly available. You’ll see the documents disprove First United’s repeated denials of meddling with shareholder rights and expose the Company’s scheme to leverage state regulators to punish shareholders who refuse to toe its line.

5 https://renovatemybank.com/wp-content/uploads/2020/05/DOCUMENTS_5.18.20.pdf

Click here6 for instructions on how to vote the WHITE Proxy Card for Driver’s highly-qualified director candidates before First United’s Annual Meeting of Shareholders on June 11, 2020.

6 https://www.renovatemybank.com/how-to-vote/